Exhibit 99.1

Argo Group Reports 2020 Fourth Quarter Results

Underlying Underwriting Results Continue to Improve; Well-Positioned in 2021

•	Strategic Growth: Premium growth focused on strategic growth areas, including 7% increase in U.S. Operations during the fourth quarter and full year 2020.
•	Rate Increases Continue: Rate change remains above 10% on average across Argo's business in the fourth quarter and continued to increase from recent periods.
•
Underlying Margin Improvement: A combination of underwriting actions taken during 2020, better pricing, improved terms and expense progress are driving current accident year, ex-catastrophe underwriting margin expansion compared to 2019.

Hamilton, Bermuda - February 17, 2021 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three months and year ended December 31, 2020. Argo reported a fourth quarter 2020 net loss attributable to common shareholders of $19.7 million or $(0.57) per diluted common share, compared to a net loss attributable to common shareholders of $103.3 million or $(3.01) per diluted common share for the 2019 fourth quarter. Operating loss in the fourth quarter of 2020 was $18.2 million or $(0.52) per diluted common share, compared to an operating loss of $73.9 million or $(2.15) per diluted common share for the 2019 fourth quarter.

"We are encouraged by the improved underlying margins of our business during the quarter, as well as the actions taken to create a more focused and efficient company," said Argo Chief Executive Officer Kevin J. Rehnberg.

“While heightened 2020 catastrophe and COVID-19 losses resulted in a disappointing financial outcome, we made significant progress on our strategic objectives and achieved meaningful growth in most of our top-performing businesses – including Argo Pro, Construction and Inland Marine. We expect a sustained positive growth trajectory and continued benefits from market conditions throughout 2021, with the capital to meet those opportunities.”

2020 Fourth Quarter and Full Year Consolidated Operating Highlights

$ in millions	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
Consolidated	2020	2019	Change	2020	2019	Change

Gross written premiums	$717.6	$712.8	0.7%	$3,233.3	$3,129.2	3.3%
Net written premiums	438.8	399.4	9.9%	1,809.3	1,754.4	3.1%
Earned premiums	465.8	425.8	9.4%	1,779.7	1,729.5	2.9%
Underwriting loss	$(46.8)	$(113.6)	NM	$(109.6)	$(157.0)	NM
Net investment income	33.7	34.2	-1.5%	112.7	151.1	-25.4%
Net loss attributable to common shareholders	$(19.7)	$(103.3)	NM	$(76.5)	$(8.4)	NM
Operating loss	$(18.2)	$(73.9)	NM	$(22.3)	$(30.8)	NM
Loss ratio	69.9%	84.4%	-14.5 pts	67.9%	70.6%	-2.7 pts
Expense ratio	40.1%	42.3%	-2.2 pts	38.3%	38.5%	-0.2 pts
Combined ratio	110.0%	126.7%	-16.7 pts	106.2%	109.1%	-2.9 pts
CAY ex-CAT loss ratio	58.5%	65.7%	-7.2 pts	57.2%	60.6%	-3.4 pts

•
Gross written premium grew 0.7% to $717.6 million during the fourth quarter of 2020. Premium growth in U.S. Operations of 6.6% was due to growth in Professional and Property lines driven primarily by rate increases. This was partially offset by a 10.4% decline in International Operations where recent underwriting actions have resulted in decreases in both Specialty and Property lines. Pricing increases remained in the low double digits on average across Argo, with a wide range varying by business line.

•
The current accident year (CAY), ex-catastrophe (ex-CAT) loss ratio for the 2020 fourth quarter of 58.5% compares to 65.7% in the prior year quarter, which reflects improvement in both U.S. and International Operations and is the result of recent re-underwriting actions and achieved rate increases earning through results.

•
Net unfavorable reserve development, which for the fourth consecutive quarter was modest for the 2020 fourth quarter at $1.6 million, or 0.3 points compared with $76.5 million or 17.9 points in the prior year quarter.

•
Total catastrophe losses were $51.0 million, of which $38.3 million was related to natural catastrophes and $12.7 million was related to the COVID-19 pandemic. Approximately half of the reported natural catastrophe losses were due to events that happened late in the third quarter.

•
The expense ratio of 40.1% improved 2.2 points compared to the prior year quarter. Included in the fourth quarter of 2020 are approximately 3 points related to certain strategic initiatives that generated non-recurring expenses related to personnel costs, legal and professional fees associated with certain transactions, the cost of early exit from certain office facilities and severance costs primarily in our International Operations. These actions are part of our previously announced expense initiatives and are expected to create savings toward our expense objectives.

•
The CAY ex-CAT combined ratio was 98.5% compared to 107.9% in the prior year quarter. The improvement in the CAY ex-CAT combined ratio was due to a lower CAY ex-CAT loss ratio that was driven by stronger pricing and lower loss activity in International Operations, while the expense ratio also improved.

•	The combined ratio was 110.0% compared to 126.7% for the 2019 fourth quarter. The lower combined ratio was primarily driven by a better loss ratio and improving expense ratio.

•
Net investment income of $33.7 million decreased 1.5% compared to the 2019 fourth quarter. Net investment income excluding alternatives decreased 30.3% to $23.5 million due primarily to lower interest rates and continuing portfolio de-risking actions, while alternative investments contributed a gain of $10.2 million in the fourth quarter of 2020. The strong performance from alternative investments included gains from both private equity and hedge fund investments.

•
Net loss attributable to common shareholders was $19.7 million or $(0.57) per diluted common share, compared to a net loss attributable to common shareholders of $103.3 million or $(3.01) per diluted common share for the 2019 fourth quarter. The 2020 fourth quarter result included foreign currency exchange losses of $9.2 million and minimal other corporate expenses, while the prior year quarter included other corporate expenses of $25.9 million and a goodwill impairment charge of $15.6 million.

•
Operating loss was $18.2 million or $(0.52) per diluted common share, compared to an operating loss of $73.9 million or $(2.15) per diluted common share for the 2019 fourth quarter. The primary driver of the reduced operating loss was a lower level of underwriting losses in the fourth quarter of 2020.

U.S. Operations:

$ in millions	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
U.S. Operations	2020	2019	Change	2020	2019	Change

Gross written premiums	$495.7	$465.1	6.6%	$1,994.8	$1,859.3	7.3%
Net written premiums	300.8	262.1	14.8%	1,223.0	1,166.1	4.9%
Earned premiums	304.8	271.1	12.4%	1,207.6	1,119.7	7.9%
Losses and loss adjustment expenses	202.4	194.1	4.3%	768.7	690.4	11.3%
Underwriting expenses	100.3	90.0	11.4%	391.1	368.7	6.1%
Underwriting income (loss)	$2.1	$(13.0)	NM	$47.8	$60.6	-21.1%
Loss ratio	66.4%	71.6%	-5.2 pts	63.6%	61.7%	1.9 pts
Expense ratio	32.9%	33.2%	-0.3 pts	32.4%	32.9%	-0.5 pts
Combined ratio	99.3%	104.8%	-5.5 pts	96.0%	94.6%	1.4 pts
CAY ex-CAT loss ratio	60.3%	62.2%	-1.9 pts	58.5%	59.0%	-0.5 pts

•
In our U.S. Operations, gross written premiums increased 6.6% compared to the 2019 fourth quarter due to growth in Professional and Property lines, while premiums in Liability and Specialty lines were down modestly. Growth in the period reflected rate increases across most lines of business, which continued to be strong at approximately 10% on average. This was partially offset by certain business units being impacted by economic headwinds as a result of COVID-19, as well as re-underwriting actions in certain business units. Certain strategic growth areas that are benefiting from strong market conditions, such as Casualty and Professional lines, experienced premium growth above 20% during the 2020 fourth quarter.

•
Net written premiums increased 14.8% and earned premiums were up 12.4% compared to the 2019 fourth quarter due to growth in gross written premiums in prior quarters and an adjustment to ceded premiums in the prior year quarter. Net written and earned premium growth was primarily attributed to Professional and Specialty lines.

•
The loss ratio for the fourth quarter of 2020 was 66.4%, an improvement of 5.2 points compared to the prior year quarter. The lower loss ratio was driven by a 1.9 point improvement in the CAY ex-CAT loss ratio and an 8.5 point reduction in unfavorable prior accident year reserve development. Although the CAY ex-CAT loss ratio improved compared to the prior year quarter, the result in the fourth quarter of 2020 was impacted by a large loss from a property account that has been non-renewed and a large liability claim that added 3.0 points to the loss ratio.

•
Net unfavorable prior-year reserve development in the current quarter declined to $2.9 million from $25.5 million in the prior year quarter. These were partially offset by a higher level of catastrophe losses which totaled 5.2 points compared to an immaterial amount in the prior year quarter. Catastrophe losses in the quarter were primarily related to U.S. windstorms that occurred during the third and fourth quarters, as well as U.S. wildfires.

•
The expense ratio for the fourth quarter of 2020 was 32.9%, a 0.3 point improvement compared to the 2019 fourth quarter. The lower expense ratio reflects premium growth in excess of expense growth, partially offset by slightly higher acquisition expenses.

International Operations:

$ in millions	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
International Operations	2020	2019	Change	2020	2019	Change

Gross written premiums	$221.8	$247.6	-10.4%	$1,238.0	$1,269.7	-2.5%
Net written premiums	137.9	137.2	0.5%	585.8	588.1	-0.4%
Earned premiums	160.9	154.6	4.1%	571.7	609.6	-6.2%
Losses and loss adjustment expenses	123.0	155.0	-20.6%	428.6	518.3	-17.3%
Underwriting expenses	73.4	75.5	-2.8%	248.4	250.2	-0.7%
Underwriting loss	$(35.5)	$(75.9)	NM	$(105.3)	$(158.9)	NM
Loss ratio	76.5%	100.3%	-23.8 pts	75.0%	85.0%	-10 pts
Expense ratio	45.6%	48.8%	-3.2 pts	43.4%	41.0%	2.4 pts
Combined ratio	122.1%	149.1%	-27 pts	118.4%	126.0%	-7.6 pts
CAY ex-CAT loss ratio	55.0%	72.0%	-17 pts	54.4%	63.7%	-9.3 pts

•
In our International Operations, gross written premiums declined 10.4% in the fourth quarter of 2020, as growth in Liability lines was more than offset by a decrease in Specialty and Property lines. Rates increased across all lines of business with particular strength in Liability lines, with average rate increases above 15% during the quarter. Rate increases across International were partially offset by re-underwriting and reducing line sizes in certain business lines, as well as the economic impact of COVID-19 on some businesses.

•	Net earned premium in the fourth quarter of 2020 increased 4.1% from the 2019 fourth quarter. The increase was primarily related to growth in Liability lines.

•
The loss ratio for the fourth quarter of 2020 was 76.5%, an improvement of 23.8 points compared to the prior year quarter. The lower loss ratio was primarily due to a 17.0 point year-over-year improvement in the CAY ex-CAT loss ratio and 1.1 points of favorable reserve development compared to 26.3 points of unfavorable reserve development in the prior year quarter. Catastrophe losses totaled 22.6 points in the fourth quarter of 2020, attributed to natural catastrophes and losses related to COVID-19 related losses. The CAY ex-CAT loss ratio was 55.0% in the fourth quarter of 2020 compared to 72.0% in the prior year period. The improvement during the fourth quarter and full year 2020 was primarily due to the impact of recent re-underwriting actions and achieved rate increases earning through results. The result in the fourth quarter of 2019 was also impacted by a recalibration of the CAY ex-CAT loss ratio based on prior year reserve adjustments.

•
The expense ratio for the fourth quarter of 2020 was 45.6%, which improved 3.2 points compared to the prior year quarter. The fourth quarter 2020 result included approximately 4 points related to severance and certain one-time expenses that are not expected to recur.

Balance Sheet:

•
Book value per common share was $49.39 at December 31, 2020, compared to $49.63 at September 30, 2020. Including dividends paid, book value per common share was approximately unchanged relative to September 30, 2020.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EST on Thursday, February 18, 2021. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo210218.html

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo210218.html. A telephone replay of the conference call will be available through February 25, 2021, to callers in the U.S. by dialing (877) 344-7529 (conference #10151484). Callers dialing from outside the U.S. can access the replay by dialing (412) 317-0088 (conference #10151484).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented in Part II, Item 1A, “Risk Factors” of Argo’s subsequent Quarterly Reports on Form 10-Q and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year (CAY) ex-CAT combined ratio” and the “Current accident year (CAY) ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges (impacts to both premium and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premium. Although this measure does not replace the GAAP combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 15%) operating results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items, as well as preferred share dividends. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average common shareholders’ equity" ("ROACE") is calculated using average common shareholders' equity. In calculating ROACE, the net income available to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. The Company presents ROACE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. "Annualized operating return on average common shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to common shareholders under ROACE above) and average common shareholders' equity.

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2020	2019
	(unaudited)
Assets
Total investments	$5,237.7	$5,099.4
Cash	138.0	137.8
Accrued investment income	21.8	25.7
Receivables	3,687.0	3,792.8
Goodwill and intangible assets	207.8	253.2
Deferred acquisition costs, net	162.8	160.2
Ceded unearned premiums	572.1	545.0
Other assets	439.3	500.4
Total assets	$10,466.5	$10,514.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,406.0	$5,157.6
Unearned premiums	1,459.0	1,410.9
Ceded reinsurance payable, net	950.0	1,203.1
Senior unsecured fixed rate notes	140.2	140.0
Other indebtedness	60.7	181.3
Junior subordinated debentures	257.8	257.4
Other liabilities	335.4	383.1
Total liabilities	8,609.1	8,733.4

Preferred shares	144.0	—
Common shareholders’ equity	1,713.4	1,781.1
Total shareholders' equity	1,857.4	1,781.1
Total liabilities and shareholders' equity	$10,466.5	$10,514.5

Book value per common share	$49.39	$51.80

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Gross written premiums	$717.6	$712.8	$3,233.3	$3,129.2
Net written premiums	438.8	399.4	1,809.3	1,754.4

Earned premiums	465.8	425.8	1,779.7	1,729.5
Net investment income	33.7	34.2	112.7	151.1
Fee and other income	2.1	2.8	7.9	9.1
Net realized investment gains (losses)	16.3	21.7	(5.4)	80.0
Total revenue	517.9	484.5	1,894.9	1,969.7

Losses and loss adjustment expenses	325.8	359.2	1,208.8	1,220.7
Underwriting, acquisition and insurance expenses	186.8	180.2	680.5	665.8
Other corporate expenses	(0.4)	25.9	5.8	37.6
Interest expense	6.5	8.3	27.8	33.6
Fee and other expense	0.9	2.0	4.0	5.8
Foreign currency exchange losses (gains)	9.2	(3.4)	24.2	(9.6)
Impairment of goodwill	—	15.6	—	15.6
Total expenses	528.8	587.8	1,951.1	1,969.5

(Loss) income before income taxes	(10.9)	(103.3)	(56.2)	0.2
Income tax provision	6.2	—	15.7	8.6
Net loss	$(17.1)	$(103.3)	$(71.9)	$(8.4)
Dividends on preferred shares	2.6	—	4.6	$—
Net loss attributable to common shareholders	$(19.7)	$(103.3)	$(76.5)	$(8.4)

Loss per common share (basic)	$(0.57)	$(3.01)	$(2.21)	$(0.25)
Loss per common share (diluted)	$(0.57)	$(3.01)	$(2.21)	$(0.25)

Weighted average common shares:
Basic	34.7	34.3	34.6	34.2
Diluted	34.7	34.3	34.6	34.2

Loss ratio	69.9%	84.4%	67.9%	70.6%
Expense ratio (1)	40.1%	42.3%	38.3%	38.5%
GAAP combined ratio	110.0%	126.7%	106.2%	109.1%
CAY ex-CAT combined ratio (2)	98.5%	107.9%	95.3%	99.1%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $1.6 million and $7.6 million for the three months and year ended December 31, 2020, respectively, and outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, respectively.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
U.S. Operations
Gross written premiums	$495.7	$465.1	$1,994.8	$1,859.3
Net written premiums	300.8	262.1	1,223.0	1,166.1
Earned premiums	304.8	271.1	1,207.6	1,119.7

Underwriting income (loss)	2.1	(13.0)	47.8	60.6
Net investment income	24.2	19.9	80.3	100.0
Interest expense	(3.1)	(5.0)	(16.2)	(20.5)
Fee income (expense), net	0.3	(1.1)	(0.2)	(1.0)
Net income before taxes	$23.5	$0.8	$111.7	$139.1

Loss ratio	66.4%	71.6%	63.6%	61.7%
Expense ratio (1)	32.9%	33.2%	32.4%	32.9%
GAAP combined ratio	99.3%	104.8%	96.0%	94.6%
CAY ex-CAT combined ratio (2)	92.9%	95.4%	90.7%	91.9%

International Operations
Gross written premiums	$221.8	$247.6	$1,238.0	$1,269.7
Net written premiums	137.9	137.2	585.8	588.1
Earned premiums	160.9	154.6	571.7	609.6

Underwriting loss	(35.5)	(75.9)	(105.3)	(158.9)
Net investment income	7.7	12.9	26.7	44.2
Interest expense	(1.5)	(2.6)	(7.7)	(11.0)
Fee income, net	0.9	1.9	3.4	4.3
Impairment of goodwill	—	(15.6)	—	(15.6)
Net loss before taxes	$(28.4)	$(79.3)	(82.9)	(137.0)

Loss ratio	76.5%	100.3%	75.0%	85.0%
Expense ratio (1)	45.6%	48.8%	43.4%	41.0%
GAAP combined ratio	122.1%	149.1%	118.4%	126.0%
CAY ex-CAT combined ratio (3)	101.1%	120.6%	97.8%	104.7%

(1)	The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.2 million and $6.4 million for the three months and year ended December 31, 2020, respectively. There were no such adjustments for the three months and year ended December 31, 2019.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude inward reinstatement premium adjustments of $1.6 million for the three months ended December 31, 2020 and outward reinstatement premium adjustments of $1.2 million for the year ended December 31, 2020, and outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, respectively.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
U.S. Operations
Loss ratio	66.4%	71.6%	63.6%	61.7%
Prior accident year loss reserve development	(0.9)%	(9.4)%	(0.2)%	(1.4)%
Catastrophe losses	(5.2)%	—%	(4.9)%	(1.3)%
CAY ex-CAT loss ratio (1)	60.3%	62.2%	58.5%	59.0%

International Operations
Loss ratio	76.5%	100.3%	75.0%	85.0%
Prior accident year loss reserve development	1.1%	(26.3)%	1.1%	(18.1)%
Catastrophe losses	(22.6)%	(2.0)%	(21.7)%	(3.2)%
CAY ex-CAT loss ratio (2)	55.0%	72.0%	54.4%	63.7%

Consolidated
Loss ratio	69.9%	84.4%	67.9%	70.6%
Prior accident year loss reserve development	(0.3)%	(17.9)%	(0.4)%	(8.0)%
Catastrophe losses	(11.1)%	(0.8)%	(10.3)%	(2.0)%
CAY ex-CAT loss ratio (3)	58.5%	65.7%	57.2%	60.6%

(1)	For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $3.2 million and $6.4 million for the three months and year ended December 31, 2020, respectively. There were no such adjustments for the three months and year ended December 31, 2019.

(2)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude inward reinstatement premium adjustments of $1.6 million for the three months ended December 31, 2020 and outward reinstatement premium adjustments of $1.2 million for the year ended December 31, 2020, and outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, respectively.

(3)
For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $1.6 million and $7.6 million for the three months and year ended December 31, 2020, respectively, and outward reinstatement premium adjustments of $0.9 million and $0.8 million for the three months and year ended December 31, 2019, respectively.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$2.9	$25.5	$2.4	$15.7
International Operations	(1.7)	40.9	(6.2)	110.4
Run-off Lines	0.4	10.1	11.5	12.0
Total net prior-year reserve development	$1.6	$76.5	$7.7	$138.1

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$13.9	$0.1	$49.7	$14.4
International Operations	24.4	2.2	56.3	19.2
Total catastrophe losses	38.3	2.3	106.0	33.6

COVID-19 losses
U.S. Operations	—	—	6.5	—
International Operations	12.7	—	66.7	—
Total COVID-19 losses	12.7	—	73.2	—

Catastrophe & COVID-19 losses
U.S. Operations	13.9	0.1	56.2	14.4
International Operations	37.1	2.2	123.0	19.2
Total catastrophe & COVID-19 losses	$51.0	$2.3	$179.2	$33.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(17.1)	$(103.3)	$(71.9)	$(8.4)
Add (deduct):
Income tax provision	6.2	—	15.7	8.6
Net investment income	(33.7)	(34.2)	(112.7)	(151.1)
Net realized investment (gains) losses	(16.3)	(21.7)	5.4	(80.0)
Fee and other income	(2.1)	(2.8)	(7.9)	(9.1)
Interest expense	6.5	8.3	27.8	33.6
Fee and other expense	0.9	2.0	4.0	5.8
Foreign currency exchange losses (gains)	9.2	(3.4)	24.2	(9.6)
Other corporate expenses	(0.4)	25.9	5.8	37.6
Impairment of goodwill	—	15.6	—	15.6
Underwriting loss	$(46.8)	$(113.6)	$(109.6)	$(157.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss, as reported	$(17.1)	$(103.3)	$(71.9)	$(8.4)
Income tax provision	6.2	—	15.7	8.6
Net (loss) income, before taxes	(10.9)	(103.3)	(56.2)	0.2
Add (deduct):
Net realized investment (gains) losses	(16.3)	(21.7)	5.4	(80.0)
Foreign currency exchange losses (gains)	9.2	(3.4)	24.2	(9.6)
Other corporate expenses	(0.4)	25.9	5.8	37.6
Impairment of goodwill	—	15.6	—	15.6
Operating loss before taxes and preferred share dividends	(18.4)	(86.9)	(20.8)	(36.2)
Income tax (benefit) provision, at assumed rate (1)	(2.8)	(13.0)	(3.1)	(5.4)
Preferred share dividends	2.6	—	4.6	—
Operating loss	$(18.2)	$(73.9)	$(22.3)	$(30.8)

Operating loss per common share (diluted)	$(0.52)	$(2.15)	$(0.64)	$(0.90)

Weighted average common shares, diluted	34.7	34.3	34.6	34.2

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Segment income (loss) before income taxes:
U.S. Operations	$23.5	$0.8	$111.7	$139.1
International Operations	(28.4)	(79.3)	(82.9)	(137.0)
Run-off Lines	(1.9)	(10.0)	(12.9)	(9.8)
Corporate and Other	(11.6)	(14.0)	(36.7)	(44.1)
Net realized investment gains (losses)	16.3	21.7	(5.4)	80.0
Foreign currency exchange (losses) gains	(9.2)	3.4	(24.2)	9.6
Other corporate expenses	0.4	(25.9)	(5.8)	(37.6)
(Loss) income before income taxes	(10.9)	(103.3)	(56.2)	0.2
Income tax provision	6.2	—	15.7	8.6
Net loss	$(17.1)	$(103.3)	$(71.9)	$(8.4)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended December 31, 2020			Three months ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$62.5	$35.5	$38.2	$57.6	$33.9	$37.4
Liability	256.2	151.2	166.8	259.7	144.2	166.3
Professional	125.6	78.7	67.5	95.8	54.8	39.3
Specialty	51.4	35.4	32.3	52.0	29.2	28.1
Total	$495.7	$300.8	$304.8	$465.1	$262.1	$271.1

	Year ended December 31, 2020			Year ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$300.0	$160.0	$155.5	$284.9	$146.5	$137.5
Liability	1,060.6	657.0	674.2	1,072.6	701.3	700.1
Professional	438.3	272.5	244.9	315.9	190.9	158.9
Specialty	195.9	133.5	133.0	185.9	127.4	123.2
Total	$1,994.8	$1,223.0	$1,207.6	$1,859.3	$1,166.1	$1,119.7

International Operations	Three months ended December 31, 2020			Three months ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$48.6	$29.4	$41.2	$59.5	$32.3	$43.8
Liability	55.4	26.2	28.5	47.4	22.8	21.3
Professional	53.3	42.3	32.5	57.2	34.5	32.6
Specialty	64.5	40.0	58.7	83.5	47.6	56.9
Total	$221.8	$137.9	$160.9	$247.6	$137.2	$154.6

	Year ended December 31, 2020			Year ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$465.1	$158.3	$156.8	$504.7	$153.0	$162.9
Liability	241.2	107.9	101.5	198.0	97.0	105.2
Professional	210.0	130.3	120.5	208.4	120.1	115.3
Specialty	321.7	189.3	192.9	358.6	218.0	226.2
Total	$1,238.0	$585.8	$571.7	$1,269.7	$588.1	$609.6

Consolidated	Three months ended December 31, 2020			Three months ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$111.1	$64.9	$79.4	$117.1	$66.2	$81.2
Liability	311.7	177.5	195.4	307.2	167.1	187.7
Professional	178.9	121.0	100.0	153.0	89.3	71.9
Specialty	115.9	75.4	91.0	135.5	76.8	85.0
Total	$717.6	$438.8	$465.8	$712.8	4399.4	$425.8

	Year ended December 31, 2020			Year ended December 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$765.1	$318.3	$312.3	$789.6	$299.5	$300.4
Liability	1,302.3	765.4	776.1	1,270.8	798.5	805.5
Professional	648.3	402.8	365.4	524.3	311.0	274.2
Specialty	517.6	322.8	325.9	544.5	345.4	349.4
Total	$3,233.3	$1,809.3	$1,779.7	$3,129.2	$1,754.4	$1,729.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Investment Income
Net investment income, excluding alternative investments	$23.5	$33.7	$104.1	$131.2
Alternative investments	10.2	0.5	8.6	19.9
Total net investment income	$33.7	$34.2	$112.7	$151.1

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Realized Investment Gains (Losses)
Net realized investment (losses) gains	$(1.4)	$120.5	$(0.4)	$120.8
Change in fair value of equity securities	24.0	(98.8)	12.0	(40.8)
Credit losses on fixed maturity securities	3.1	—	(39.9)	—
Loss on disposal of Reinsurance business	(9.4)	—	(9.4)	—
Gain on sale of Trident assets	—	—	32.3	—
Total net realized investments gains (losses)	$16.3	$21.7	$(5.4)	$80.0

 ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	December 31,	December 31,
	2020	2019
U.S. Governments and government agencies	$399.8	$354.6
States and political subdivisions	170.4	152.6
Foreign governments	294.8	248.7
Corporate – Financial	917.8	783.8
Corporate – Industrial	826.6	789.5
Corporate – Utilities	237.4	207.1
Asset-backed securities	122.8	165.5
Collateralized loan obligations	289.6	225.8
Mortgage-backed securities – Agency	453.4	373.8
Mortgage-backed securities – Commercial	339.7	217.0
Mortgage-backed securities – Residential	54.8	115.1
Total fixed maturities	4,107.1	3,633.5
Common stocks	175.1	116.5
Preferred stocks	1.6	7.9
Total equity securities available for sale	176.7	124.4
Private equity	211.4	268.1
Hedge fund	111.2	109.5
Overseas deposits	102.1	114.6
Other	4.7	4.3
Total other investments	429.4	496.5
Short term investments and cash equivalents	524.5	845.0
Cash	138.0	137.8
Total cash and invested assets	$5,375.7	$5,237.2

	December 31,	December 31,
	2020	2019
U.S. Governments and government agencies	$853.2	$728.4
AAA	899.1	797.5
AA	382.0	347.0
A	869.9	750.9
BBB	739.4	585.3
BB	209.5	160.0
B	77.9	131.7
Lower than B	24.8	61.7
Not rated	51.3	71.0
Total fixed maturities	$4,107.1	$3,633.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(19.7)	$(103.3)	$(76.5)	$(8.4)
Operating loss (1)	(18.2)	(73.9)	(22.3)	(30.8)

Common Shareholders' Equity - Beginning of period	$1,720.5	$1,893.4	$1,781.1	$41,746.7
Common Shareholders' Equity - End of period	1,713.4	1,781.1	1,713.4	1,781.1
Average Common Shareholders' Equity	$1,717.0	$1,837.3	$1,747.3	$1,763.9

Common shares outstanding - End of period	34.694	34.382	34.694	34.382

Book value per common share	$49.39	$51.80	$49.39	$51.80
Cash dividends paid per common share during 2020	0.31		1.24
Book value per common share, December 31, 2020 - including cash dividends paid	$49.70		$50.63

Book value per common share, prior period (2)	$49.63		$51.80
Change in book value per common share during 2020	(0.5)%		(4.7)%
Change in book value per common share including cash dividends paid, during 2020 (2)	0.1%		(2.3)%

Annualized return on average common shareholders' equity	(4.6)%	(22.5)%	(4.4)%	(0.5)%
Annualized operating return on average common shareholders' equity	(4.2)%	(16.1)%	(1.3)%	(1.7)%

(1)	For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2)
The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $1.24 per common share paid to shareholders during the three months and year ended December 31, 2020, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of September 30, 2020 and December 31, 2019, respectively, to determine the change for the three months and year ended December 31, 2020.

Contact:

Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Communications
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com